                                                                       EXHIBIT 1

================================================================================















                               SEMCO ENERGY, INC.

            $30,000,000 principal amount of 8% Senior Notes due 2010

                             UNDERWRITING AGREEMENT














Dated:  April 12, 2000


================================================================================

                                TABLE OF CONTENTS


                                                                                       Page

SECTION 1.   REPRESENTATIONS AND WARRANTIES................................................1

SECTION 2.   SALE AND DELIVERY TO UNDERWRITER; CLOSING.....................................8

SECTION 3.   COVENANTS AND AGREEMENTS......................................................9

SECTION 4.   PAYMENT OF EXPENSES..........................................................11

SECTION 5.   CONDITIONS OF UNDERWRITER'S OBLIGATIONS......................................12

SECTION 6.   INDEMNIFICATION..............................................................13

SECTION 7.   CONTRIBUTION.................................................................16

SECTION 8.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY...............17

SECTION 9.   TERMINATION OF AGREEMENT.....................................................17

SECTION 10.  DEFAULT BY THE COMPANY.......................................................17

SECTION 11.  NOTICES......................................................................18

SECTION 12.  PARTIES......................................................................18

SECTION 13.  GOVERNING LAW AND TIME.......................................................18

SECTION 14.  EFFECT OF HEADINGS...........................................................18



     SCHEDULES
         Schedule A  -  Terms........................................................Sch A-1
         Schedule B  -  List of Subsidiaries.........................................Sch B-1

     EXHIBITS
         Exhibit A - Form of Opinion of Company's Counsel................................A-1

SEMCO ENERGY, INC.

                            (a Michigan corporation)

                                   $30,000,000

                            8% Senior Notes Due 2010



                             UNDERWRITING AGREEMENT

                                                                  April 12, 2000

Edward D. Jones & Co., L.P.
12555 Manchester Road
St. Louis, MO 63131-3729


Ladies and Gentlemen:

         SEMCO Energy, Inc., a Michigan corporation (the "Company"), agrees with Edward D. Jones & Co., L.P. (the "Underwriter") to issue and sell to the Underwriter pursuant to the terms and conditions stated herein $30,000,000 principal amount of 8% Senior Notes due 2010. The Senior Notes are hereinafter referred to as the "Securities". The Securities will be issued under an Indenture dated as of October 23, 1998, as supplemented from time to time, between the Company and Bank One Trust Company, National Association, successor to NBD Bank, as Trustee (the "Indenture"). Certain rights and terms of the Securities are set forth in Schedule A hereto.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirement for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder (the "Act Regulations"). A registration statement on Form S-3, as amended, with respect to the Securities and certain other securities (File No. 333-91815), including a prospectus (any preliminary prospectus included in such registration statement being hereinafter referred to as a "Preliminary Prospectus"), copies of which have been delivered to you, has been prepared and filed by the Company and the Semco Capital Trusts I, II and III with the Commission and, as amended, has been declared effective under the Act. No stop order suspending the effectiveness of such registration statement, as amended, has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission. Such registration statement (including all documents filed as part thereof or incorporated by reference therein, but excluding any Forms T-1, as amended), as amended and supplemented at the time it became effective, is hereinafter referred to as to the "Registration Statement." The Prospectus contained in the Registration Statement at the time that the Registration Statement was declared effective is hereinafter referred to as the "Basic Prospectus."

                  The prospectus included in the Registration Statement, as amended and supplemented to the date of this Agreement (including all documents then incorporated by reference therein and including the Preliminary Supplemented Prospectus (hereinafter defined) as further supplemented by the Final Supplemented Prospectus (hereinafter defined)), is hereinafter referred to as the "Prospectus". Any reference herein to the Registration Statement, the Prospectus, a Preliminary Prospectus, the Basic Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, or deemed to be incorporated by reference therein, and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of such Registration Statement, Prospectus, Preliminary Prospectus, Basic Prospectus, Preliminary Supplemented Prospectus or Final Supplemented Prospectus. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of such Registration Statement or Prospectus.

                  A prospectus supplement, subject to completion, dated April 4, 2000 (the "Preliminary Supplemented Prospectus") has been prepared and was filed pursuant to Rule 424(b) under the Act ("Rule 424(b)") on April 4, 2000. A prospectus supplement, dated the date hereof, setting forth the terms of the Securities and of their sale and distribution (the "Final Supplemented Prospectus") has been prepared and will be filed pursuant to Rule 424(b).

                  The Preliminary Supplemented Prospectus was, and the Prospectus delivered to the Underwriter for use in connection with this offering will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Conformity to Requirements of the Act and TIA. On the effective date of the Registration Statement, the Registration Statement, as amended and supplemented at that time, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "TIA"), and the applicable rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of the Preliminary Supplemented Prospectus, the Preliminary Supplemented Prospectus conformed in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the Closing Time (hereinafter defined) they will conform, in all material respects to the requirements of the Act and the TIA and the applicable rules and regulations of the Commission thereunder, and on the date of this Agreement do not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Incorporated Documents. Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference, or deemed to be incorporated by reference, in the Prospectus (including any document to be filed pursuant to the Exchange Act which will constitute an amendment to the Prospectus) conformed or, when so filed, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement are independent public accountants as required by the Act and the Act Regulations.

                  (v) Financial Statements. The financial statements incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of (1) the Company and its consolidated subsidiaries and (2) ENSTAR Natural Gas Company (a division of the Company) and Alaska Pipeline Company (a subsidiary of the Company) (collectively, "ENSTAR") at the dates indicated and the statements of income, changes in shareholders' investment and cash flows of the Company and its consolidated subsidiaries and the statements of income and cash flows of ENSTAR for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, other than as noted therein. The supporting schedules, if any, incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial information, and the related notes thereto, incorporated by reference in the Registration Statement and the Prospectus, has been prepared in accordance with the applicable published rules and regulations of the Commission with respect to pro forma financial information, and the assumptions used in preparing such information are reasonable. The selected financial information and the financial data on (1) gas sales revenue and gas transportation revenue, (2) operating revenues for the construction services, engineering services, and propane, pipelines and storage business segments and (3) consolidated ratios of earnings to fixed charges included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus subject to year end audit adjustments.

                  (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in Alaska and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (viii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the Subsidiaries listed on Schedule B hereto and (b) certain other subsidiaries which considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is, or will, as the result of the transaction contemplated hereby, be in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which may reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein, if any), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a

         Material Adverse Effect.

                  (xv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess such a Governmental License would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties material to the business of the Company and its subsidiaries considered as one enterprise, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xvii) Investment Company Act - Company. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xviii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or to the Company's knowledge threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xix) Authorization, etc., of the Indenture and the Securities. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Securities have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Securities will be substantially in a form contemplated by the Indenture; and each holder of Securities will be entitled to the benefits of the Indenture.

                  (xx) Company Consummation of Transactions. The issuance by the Company of the Securities, the compliance by the Company with all of the provisions of this Agreement, the Securities and the Indenture, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined herein) under, or result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and

         Instruments, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or By-laws of the Company or any subsidiary or any existing law or statute or any order, rule, regulation, judgment, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations; the Commission has issued an order under the Act declaring the Registration Statement effective and qualifying the Indenture under the TIA, and no other filing with, or consent, approval, authorization, license, order, registration, qualification or decree of or with any such court or governmental authority, agency or body, domestic or foreign, is necessary or required in connection with the due authorization, execution and delivery of this Agreement by the Company or the issuance, sale and delivery of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Securities, except such as have already been obtained under the Act or the Act Regulations or may be required under state securities or Blue Sky laws. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company, to the Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriter; Closing.

         (a) Sale to Underwriter. The Company agrees to issue and sell to the Underwriter $30,000,000 principal amount of the Securities, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriter agrees to purchase the Securities from the Company, at a purchase price of 97.60% of the principal amount thereof, plus accrued interest from April 17, 2000 to the Closing Time.

         (a) Payment. The Securities will be represented by one or more definitive global Securities in book-entry form which will be deposited with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer as set forth below, by causing DTC to credit the Securities to the account of the Underwriter. The time and date of such delivery and payment shall be 10:00 A.M., New York City time, on April 17, 2000, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account located in the United States and designated in writing at least forty-eight hours prior to the Closing Time by the Company to the Underwriter.

         The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriter pursuant to Section 5(g) hereof, will be delivered at such time and date at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Company.

         (b) Denominations; Registration. Global certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination by the Underwriter at the office of DTC or its designated custodian not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants and Agreements.

         The Company covenants and agrees with the Underwriter as follows:

         (a) Delivery of Prospectus. The Company will furnish without charge to the Underwriter, the Preliminary Supplemented Prospectus and the Prospectus, any documents incorporated by reference therein at or after the date thereof (including documents from which information has been so incorporated) and any supplements and amendments thereto the Underwriter may reasonably request so long as the Underwriter is required to deliver a prospectus. The Prospectus and any amendments or supplements thereto will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

         (b) Filing. The Company will cause the Final Supplemented Prospectus to be filed pursuant to, and in compliance with, Rule 424(b) and will promptly advise the Underwriter (i) when any amendment to the Registration Statement shall have been filed; provided, that, with respect to documents filed pursuant to the Exchange Act and incorporated by reference into the Registration Statement, such notice shall only be required during such time as the Underwriter is required in the reasonable opinion of Dewey Ballantine LLP, counsel for the Underwriter, to deliver a prospectus, (ii) of any request by the Commission for any amendment of the Registration Statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. So long as any Underwriter is required in the reasonable opinion of Dewey Ballantine LLP to deliver a prospectus, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished one copy of such amendment or supplement to the Underwriter and to Dewey Ballantine LLP, and, if such amendment or supplement is to be filed on or prior to the Closing Time, or under circumstances where the Underwriter is required in the reasonable opinion of Dewey Ballantine LLP, to deliver a Prospectus, the Underwriter or Dewey Ballantine LLP, shall not reasonably have objected thereto. If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company will take such steps to obtain the lifting of that order as in the best judgment of the Company are not contrary to the interests of the Company.

         (c) Continual Compliance with Securities Laws. That if, at any time when in the reasonable opinion of Dewey Ballantine LLP the Prospectus is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of Dewey Ballantine LLP or counsel for the Company, to amend or supplement the Prospectus or modify the information incorporated by reference therein in order to make the statements therein, in light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary in the reasonable opinion of any such counsel, to amend or supplement the Prospectus or modify such information to comply with law, the Company will forthwith (i) prepare and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to whom Securities may have been sold by the Underwriter and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus or (ii) file with the Commission documents incorporated by reference in the Prospectus, which shall be so supplied to the Underwriter and such dealers, in either case so that the statements in the Prospectus as so amended, supplemented or modified will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

         (d) Delivery of Registration Statements. The Company will furnish or will deliver to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and photo copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act (including Rule 158 thereunder).

         (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (h) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities substantially similar to the Securities or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be issued hereunder.

         (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriter of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any fees and expenses relating to the eligibility and issuance of the Securities in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Securities, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities, under securities laws in accordance with the provisions of
Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing, mailing and delivery to the Underwriter of copies of the Preliminary Supplemental Prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the

Securities, (ix) any fees charged by securities rating services for rating the Securities and (x) the fees and expenses of the Trustee under the Indenture and any agent of the Trustee and the fees and disbursements of counsel for the Trustee.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or
Section 10 hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

         SECTION 5.   Conditions of Underwriter's Obligations.

The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Dickinson Wright PLLC, special counsel for the Company, and Arnold R. Madigan, General Counsel to the Company, in form and substance satisfactory to counsel for the Underwriter, in combination, substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. In giving such opinion such counsel may rely, as to all matters governed by the law of the State of New York, upon the opinion of Dewey Ballantine LLP, counsel for the Underwriter.

                  (c) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Dewey Ballantine LLP, counsel for the Underwriter, with respect to such matters as it may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel to the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) No Adverse Occurrences and Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
         (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer's knowledge, are contemplated by the Commission.

               (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from each of Arthur Andersen LLP and KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and, in the case of Arthur Andersen LLP, certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

               (f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

               (g) Additional Documents. At Closing Time counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

               (h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6. Indemnification.

          (a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Basic Prospectus, the Registration Statement, the Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto).

          (b) Indemnification of Company, Directors and Officers. The Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Supplemented Prospectus, the Final Supplemented Prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability required to be indemnified hereunder, but, if such indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by the Guarantor in the case of parties indemnified pursuant to Section 6(a) above and by the Underwriter in the case of parties indemnified pursuant to Section 6(b) above. In the event that such indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such indemnifying party shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the indemnified parties and the indemnified parties have been advised by such counsel that one or more legal defenses may be available to them which may not be available to such indemnifying party, in which case such indemnifying party shall not be entitled to assume the defense of such suit on behalf of the indemnified parties, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such indemnifying party shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all of the indemnified parties, which firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 6(a) above and by the Guarantor in the case of parties indemnified pursuant to Section 6(b) above. Except as specified in Section 6(d) below, such indemnifying party shall not be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party's consent. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which indemnity is available hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. Contribution.

          If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement received by the Company and the total underwriting commission received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to each other.

          The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company and shall survive delivery of the Securities to the Underwriter.

          SECTION 9. Termination of Agreement.

          (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, and provided that Sections 1, 4, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Default by the Company.

          If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

          SECTION 11. Notices.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Edward D. Jones & Co., L.P., 12555 Manchester Road, St. Louis, Missouri 63131-3729, attention of Jim Krekeler; notices to the Company shall be directed to it at 405 Water Street, Port Huron, Michigan 48060, attention of Sebastian Coppola.

          SECTION 12. Parties.

          This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. GOVERNING LAW AND TIME.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14. Effect of Headings.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

                                Very truly yours,

                                SEMCO ENERGY, INC.


                                By:
                                   Name:
                                   Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

EDWARD D. JONES & CO., L.P.

By:
    Authorized Signatory

                                   SCHEDULE A

Title of Securities:                      8% Senior Notes due 2010]

Maturity:                                 April 30, 2010

Interest Rate:                            8% per annum

Interest Payment Dates:                   Semi-annually on each April 30 and
                                          October 31

Price to Public:                          100% of principal amount, plus accrued
                                          interest from April 17, 2000.

Company's Redemption Provision:           Redeemable, in whole or in part, on or
                                          after April 30, 2003 at a redemption
                                          price of 101% of the principal amount
                                          thereof prior to April 30, 2004, and
                                          100% of the principal amount thereof
                                          thereafter, plus accrued and unpaid
                                          interest to the date of redemption;

Note Holders' Redemption Provision:       Subject to limited right of redemption
                                          upon the death of the holder, as
                                          described in the Prospectus.

Sinking Funding Provisions:               None






                                    Sch A-1

                                   SCHEDULE B
                   List of subsidiaries of SEMCO Energy, Inc.

                           SEMCO Energy Ventures, Inc.
                             Alaska Pipeline Company
















                                    Sch B-21

                                                                       Exhibit A

                      FORMS OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan;

         (ii) The Company has corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Securities;

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

         (iv) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary;

         (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

         (vi) The Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

         (vii) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Act and the Act Regulations;

         (viii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

         (ix) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder;

         (x) The information in the Final Supplemented Prospectus under the caption "Description of the Senior Notes" and in the attached Basic Prospectus under the caption "Description of Debt Securities" accurately summarizes in all material respects the terms of the Securities and the Indenture;

         (i) The Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Final Supplemented Prospectus under the caption "Description of the Senior Notes" and in the attached Basic Prospectus under the caption "Description of Debt Securities";

         (xi) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

         (xii) The description of statutes and regulations set forth in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 under the captions "Business--Gas Distribution--Rates and Regulation" and "--Environmental Matters" fairly describe in all material respects the portions of the statutes and regulations addressed thereby;

         (xiii) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement;

         (xiv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the Act Regulations, which have been obtained, or as may be required under the securities or Blue Sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with (1) the due authorization, execution and delivery of the Underwriting Agreement, (2) the offering, issuance, sale and delivery of the Securities by the Company or (3) the consummation by the Company of the transactions contemplated in the Underwriting Agreement;

         (i) The issuance and sale by the Company of the Securities, the compliance by the Company with all of the provisions of the Underwriting Agreement, the Securities and the Indenture, the execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture, and the consummation of the transactions contemplated therein and in the Registration Statement (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or By-laws of the Company or any subsidiary or any existing law or statute or any order, rule, regulation, judgment, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations;

         (i) The Company is not, and upon the issuance and sale of the Securities as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

         (xv) The Securities are in the form prescribed in or pursuant to the Indenture, have been duly and validly authorized for issuance and sale by all necessary corporate action on the part of the Company and, when executed and delivered by the Company and authenticated by the Trustee under the Indenture as specified in or pursuant to the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (xvi) The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law); and

         (xvii) The Indenture has been duly qualified under the TIA.

         Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no comment), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no comment), at the time the Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).